SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                       GREEN PLAINS RENEWABLE ENERGY, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

                       GREEN PLAINS RENEWABLE ENERGY, INC.
                        7945 W. Sahara Avenue, Suite 107
                               Las Vegas, NV 89117
                               Phone: 702.363.9307
                                Fax: 702.631.9308

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 March 27, 2006


         NOTICE is hereby given that the Annual Meeting of Stockholders of Green Plains Renewable Energy, Inc. (the "Company") will be held at the Golden Nugget Hotel and Casino (702.385.7111) located at 129 Fremont Street, Las Vegas, Nevada 89101, at 9:00 a.m. (local time, Las Vegas) in the Shoal Creek Meeting Room, on March 27, 2006, for the following purposes:

         1.       To elect five members of the Board of Directors; and

         2. To transact such other business as may properly come before such meeting or any adjournments thereof.

         The record date for the meeting is the close of business on February 15, 2006 and only the holders of voting securities of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                             By order of the Board of Directors


                                             /s/ Dan Christensen
                                             Secretary

February 27, 2006
                        Please Return Your Signed Proxy


PLEASE COMPLETE AND PROMPTLY FAX YOUR PROXY TO: 702.631.9308, OR MAIL IT TO OUR OFFICES IN LAS VEGAS, NEVADA AT THE ADDRESS ABOVE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                 PROXY STATEMENT


                       GREEN PLAINS RENEWABLE ENERGY, INC.

                        7945 W. Sahara Avenue, Suite 107
                               Las Vegas, NV 89117


                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held March 27, 2006



                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the "Company") common stock (the "Common Stock" or the "Shares"), par value $0.001 per share, in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Golden Nugget Hotel and Casino (702.385.7111) located at 129 Fremont Street, Nevada 89101, at 9:00 a.m. (local time, Las Vegas) on March 27, 2006, in the Shoal Creek Meeting Room, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about March 1, 2006.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on February 15, 2006, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding approximately 4,220,990 shares of Common Stock held by approximately 783 holders of record. On the Record Date there were no Shares of the Company's stock held as treasury stock by the Company. Holders of record of the Company's Shares on the Record Date are entitled to cast one vote per Share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Annual Meeting.

         The Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such Shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Green Plains Renewable Energy, Inc., 7945 W. Sahara, Avenue, Suite 107, Las Vegas, NV 89117, Attention: Mr. Dan Christensen, Secretary.

         At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of five directors by the holders of Common Stock. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Common Stock is required to elect each director. The Board recommends that holders of the Shares vote FOR the approval of election of the directors proposed by the Board.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1. Election of Directors

Board of Directors

         The Company's Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors is elected on a rotating basis. The terms of Gary Thien, David Hart, and Brent Lorimor were scheduled to expire at the 2005 annual meeting of stockholders. However, the Company did not hold an annual meeting of shareholders in 2005 so the terms of these directors will expire at the 2006 annual meeting of stockholders. The terms of Dan Christensen, Steve Nicholson, and Robert Vavra expire at the 2006 annual meeting of stockholders. The terms of Barry Ellsworth, Brian Peterson, and Hersch Patton expire at the 2007 annual meeting of stockholders. The Bylaws authorize from one to nine directors, the exact number of which may be determined by resolution of the Board. At the 2006 annual meeting of stockholder the number of directors comprising the board of directors will be reduced from nine directors to eight directors.

         At this meeting two people have been nominated by the Board for election to the class whose term expires at the 2008 annual meeting and three people have been nominated by the Board for election to the class whose term expires at the 2009 annual meeting.

         Unless otherwise specified, proxy votes will be cast for the election of the nominee as a director. If the nominee should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Shares is required to elect each director.

         The following pages contain information concerning the nominee and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the "Company" shall mean Green Plains Renewable Energy, Inc. ("GPRE").

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED HEREIN.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Set forth below is certain information concerning each of our directors and executive officers as of February 15, 2006.

                                                                With the Company
       Name                   Age           Position                  Since
       ----                   ---           --------                  -----
Barry Ellsworth               52   President/CEO/Chairman             2004
Dan Christensen               59   Treasurer/Secretary/Director       2004
Gary Thien                    53   Vice President/Director            2004
David A. Hart (1)(2)(3)       52   Director                           2004
Steven Nicholson (1)(2)(3)    79   Director                           2004
Robert D. Vavra (1)           55   Director                           2004
Brent Lorimor (1)             39   Director                           2004
Hersch Patton (2)(3)          60   Director                           2004
Brian Peterson (2)(3)         42   Director                           2005
Allen H. Sievertsen           57   General Manager                    2006
---------------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominating Committee.

Business Experience of Management

         The following is a brief description of the business experience and background of the above-named officers and directors of our Company.

         BARRY A. ELLSWORTH resides in Las Vegas, Nevada. He assumed his present positions with the Company as CEO/president and as a director on June 29, 2004, upon the formation of the Company and is responsible for the day to day operations of the Company. Mr. Ellsworth graduated from Brigham Young University in 1977, with a BA in Communications. He later attended Cal Western School of Law in San Diego, CA. For more than a five year period immediately prior to joining the Company, Mr. Ellsworth acted as the Managing Director of Red Rock Investment Partners, a financial consulting firm. Earlier, he owned the financial consulting firm of Ellsworth and Associates. Prior to that, he gained experience in finance working as a stockbroker at the firms of Prudential-Bache Securities, Wilson-Davis Securities, and Dean Witter Reynolds. He has been instrumental in taking companies public and has raised capital for various concerns.

         DAN E. CHRISTENSEN resides in Salt Lake City, Utah. He assumed his present positions with the Company as Treasurer, Secretary and as a director on June 29, 2004, upon the formation of the Company. Mr. Christensen graduated from Brigham Young University with a Bachelor's Degree in Business in 1969 and received a Management Administration Degree from the California Savings and Loan Institute in 1973. He has acted as the CEO of Commercial Mortgage and Investment, LLC, (CMI), with offices in Midvale, Utah and San Francisco, California, since 1981. CMI provides mortgage banking services for selected real estate projects, nationwide, including real estate development projects for his own account. Mr. Christensen has procured over 3 billion dollars in financing for numerous real estate development projects over the years, including many of his own projects.

         GARY THIEN resides in Council Bluffs, Iowa. Mr. Thien has acted as the Company's Vice president and has been a director of the Company from 2004 to the present. Gary graduated from Iowa State University in Ames, Iowa in 1974, with a Bachelor of Science Degree in Agricultural Business. For the past 10 years, Mr. Thien has owned and operated Thien Farm Management, located in Council Bluffs, Iowa, which manages approximately 20 thousand acres of farm land in Southwest Iowa. He is also a real estate broker and has expertise in commodity marketing, insurance and risk management, budgeting, cash flow analysis, etc. Mr. Thien is also president of the American Society of Farm Managers and Rural Appraisers.

         DAVID A. HART resides in rural Stanton, Iowa. Dave attended Iowa Western Community College in Council Bluffs, Iowa, where he studied Farm Operations and Management. He began farming in 1973. For more than the past five years, Mr. Hart and his wife Cathy have operated Hart Farms in a 20 mile area around Stanton. This diversified operation includes: Grain Production, Cattle Feeding and Backgrounding, Cow/Calf Production, Custom Farming, Grain Hauling, Custom Spraying, and Seed Sales. Hart Farms plants and harvests approximately 3,000 acres of corn and soybeans. This operation also includes approximately 1,500 acres of hay and pasture. Mr. Hart has served on numerous church and community boards. He is a member of Stanton Fire and Rescue, having served 8 years as Fire Chief. As a Certified Emergency Medical Technician, Dave also serves on the Montgomery County 911 board. Other memberships include the National Cattlemen's Association, Corn and Soybean Associations, and the Farm Bureau.

         R. STEVEN NICHOLSON resides in Las Vegas, Nevada. Mr. Nicholson served in the US Navy during WWII from 1942-1946. He graduated with an AB in History and Philosophy in 1950 from Wesleyan University. He received an MA in Cultural Anthropology from Syracuse University in 1956 and received a PhD. in the Sociology of Large Scale Organizations/Japanese and Chinese Cultures from Michigan State University in 1971. From 1956-1962 Mr. Nicholson was Director of World Vision Japan. From 1963-1971 he served as the Academic Dean, Lansing Community College-Michigan; 1971-1973 president, Daily College-Chicago; 1973-1976 president, Southern Nevada Community College, Las Vegas; 1976-1985 president, Mount Hood Community College-Oregon; 1985-1990 president, Oakland Community College-Michigan; 1990-1992 Chancellor, Higher Colleges of Technology Abu Dhabi, United Arab Emirates;1992-1994 Christian College Coalition - Oregon; 1994-1999 Senior Fellow for Higher Education-Murdock Charitable Trust Vancouver, Washington. Mr. Nicholson has served on various other boards throughout the years, including Mercy Corps International (International Relief and Development); Pontiac, Michigan Manpower Development Authority; American Association of Community Colleges, Washington, DC; and the World Affairs Council
- Japan/America Society. From January 1999 to the present, Mr. Nicholson has not been employed, but has managed his own investments. Mr. Nicholson has also held the following positions since January 1999: January 1999 to August 2000--Chairman of Mercy Corps International; July 2003 to 2004--member of the Mercy Corps audit committee; March 1998 to March 2003--member of the board of directors of Northwest Autism Foundation; and January 1999 to August 2001--Chairman and CEO of Northwest Autism Foundation.

         ROBERT D. VAVRA resides in Shenandoah, Iowa. Mr. Vavra is the Chairman of our Audit Committee. Robert graduated from Black Hills State University in Spearfish, South Dakota in 1972 with Bachelor of Science Degrees in Math and History and graduated from the Graduate School of Banking in Boulder, Colorado in 1991. Robert has been president and Director of Bank Iowa, since 1996. He has worked for the same bank since 1986 in the role of a loan officer and executive vice president. Mr. Vavra has served on a number of community boards, over the years, which include the Shenandoah Optimist Club, Shenandoah Memorial Hospital and the Essex Commercial Club. Currently he serves on the Forest Park Manor Board of directors and serves as a member of the Banking Committee for the Shenandoah Chamber and Industry Association, Board of Directors.

         BRENT LORIMOR, of rural Farragut, Iowa, was elected to serve as a director of Green Plains Renewable Energy in November of 2004. Brent graduated from Northwest Missouri State University in 1988 and taught vocational agriculture in southeast Iowa for three years before returning home to farm. Since 1992, Mr. Lorimor has been involved in the family farm operation with his brother and mother. Lorimor Farming Corporation consists of 2500 acres of corn and soybeans in Fremont, Page, and Montgomery counties. In addition to the crops, Lorimor Farming Corporation feeds out over 2000 head of cattle annually. Brent is the 5th generation to farm land in the area dating back to 1856. Mr. Lorimor is a member of the Iowa and National Cattlemen's Association, Corn & Soybean Grower's Association, as well as St. Mary's church in Shenandoah, Iowa.

         HERSCHEL C. PATTON II resides in Salt Lake City, Utah and was elected to the Board of Directors of Green Pains Renewable Energy, Inc. in November of 2004. Hersch attended the University of Nevada/Reno and graduated from flight school in 1970. Hersch was a senior captain and pilot for both Western and Delta Airlines beginning in 1975 until retirement in June 2004. During his tenure as a captain for Delta, Mr. Patton was involved in the ownership and development of various successful commercial and residential real estate ventures including the acquisition and sale of the Jeremy Ranch Golf and Country Club and the Cottonwood Creek Retail Center. Hersch remains active in real estate and various other investments.

         BRIAN D. PETERSON resides in Lawton, Iowa. Mr. Peterson is the Chairman of our Nominating and Compensation Committees. He graduated from Dordt College in Sioux Center, Iowa in 1986 with a Bachelor of Science Degree in Agricultural Business. He started farming in 1978 at the age of fourteen. For more than the past five years he has been principally employed by his farming enterprises. His grain farm now consists of seven thousand eight hundred row crop acres of corn and soybeans in Woodbury, Monona, and Sac counties in northwest Iowa. Mr. Peterson owns and operates a beef feedlot with a capacity of twelve thousand head in Woodbury County, Iowa. He owns a local grain elevator, a trucking business, and a construction business. He has worked as a bank inspector and internal bank auditor. He has been married for eighteen years. He is involved in various other renewable energy investments.

         ALLEN H. SIEVERTSEN now resides in Shenandoah, Iowa and became our general manager in February 2006. Mr. Sievertsen has substantial experience in the ethanol industry. From August 2001 through December 2005, Mr. Sievertsen was employed as the general manager/construction manager over an ethanol plant owned by Husker AG, LLC in Plainview, Nebraska. From June 2000 to August 2001, Mr. Sievertsen was a supervisor at Eaton Corp. where he directed the integration of a new line of pumps into the Eaton Hydraulics Plant in Spencer, Iowa. He has a B.S. in general science (chemistry emphasis) from the University of Iowa.

         Our executive officers are elected by the board on an annual basis and serve at the discretion of the board.

         The Company has adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our Code of Ethics is posted on the Company's Web site, which is located at www.gpreethanol.com.

Involvement in Certain Legal Proceedings

         The executive officers and directors of the Company have not been involved in any material legal proceedings which occurred within the last five years of any type as described in Regulation S-K.

Board Committees

         We have a standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, a Compensation Committee and a Nominating Committee.

         The Audit Committee

         The Company's Audit Committee held two meetings during the fiscal year ending on November 30, 2005. The function of the Audit Committee as detailed in the Audit Committee Charter is to provide assistance to the Board in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management. The Company believes that the members of the Audit Committee are independent as defined by Rule 4200(a) of NASD's listing standards. The members of the Audit Committee are Messrs. David A. Hart, Steven Nicholson, Robert D. Vavra, and Brent Lorimor. Mr. Vavra serves as our Chairman and financial expert on that committee.

         The Compensation Committee

         The Compensation Committee was organized in November, 2005, near the end of our November 30, 2005 fiscal year end. As a result, the committee held no meetings during our last fiscal year. The Compensation Committee establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. The members of the Compensation Committee are Messrs. David A. Hart, Steven Nicholson, Hersch Patton, and Brian Peterson. Mr. Peterson is Chairman of our Compensation Committee.

         The Nominating Committee

         The Nominating Committee was organized in November, 2005, near the end of our November 30, 2005 fiscal year end. As a result, the committee held no meetings during our last fiscal year. The Nominating Committee's Charter and Policies are available on the Company's website, which is located at www.gpreethanol.com. The Company believes that the members of the Nominating Committee are independent as defined by Rule 4200(a) of NASD's listing standards. The members of the Nominating Committee are Messrs. David A. Hart, Steven Nicholson, Hersch Patton, and Brian Peterson. Mr. Peterson is Chairman of our Nominating Committee.

         The function of the Nominating Committee, as detailed in the Nominating Committee's Charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings. It is the policy of the Nominating Committee to consider candidates recommended by security holders, directors, officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted to Brian Peterson at: Address: 1739 Charles Avenue, Lawton, Iowa, 51030; Phone: 712.944.4937; Email: branpete@netins.net. Such submissions should include the name, contact information, a brief description of the candidate's business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. Mr. Peterson will then pass all such recommendations on to the Nominating Committee for consideration. For candidates to be considered for election at the next annual meeting stockholders, the recommendation must be received by the Company no later than 120 calendar days prior to the date that the Company's proxy statement is released to security holders in connection with such meeting.

         The Nominating Committee has held meetings since our fiscal year end and has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board of director experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

         The Nominating Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director's term using the same factors as described above for other Board candidates and the committee will also take into account the incumbent director's performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any calendar year will be viewed negatively by the Nominating Committee in evaluating the performance of such director.

Board Meetings, Directors' Attendance and Security Holder Communications

         The Board held twelve meetings during the fiscal year ending on November 30, 2005. There were two actions taken by unanimous consent during this period. No incumbent director attended fewer than 75 percent of the Board meetings held or fewer than 75 percent of the committee meetings held by committees on which an incumbent director served this period. 2004. The Company's policy is to encourage, but not require, Board members to attend annual stockholder meetings.

         Security holders who would like to send communications to the Board may do so by submitting such communications to Barry Ellsworth at: Address: 7945 W. Sahara Avenue, Suite 107, Las Vegas, NV 89117; Phone:702.363.9307; Email: b.ellsworth@gpreethanol.com. The Board suggests, but does not require, that such submissions include the name and contact information of the security holder making the submission and a description of the matter that is the subject of the communication. Mr. Ellsworth will then pass such information on to the Board for review.

Certain Relationships and Related Transactions


         Since our inception, we have engaged in transactions with related parties.

         Sale and Issuance of Common Stock; Promoters

         On July 1, 2004, 550,000 shares of common stock were issued to our two initial directors and founders for cash payments to the Company. Barry A. Ellsworth contributed $87,500 to the Company at that time and was issued 350,000 shares of common stock. Mr. Ellsworth paid the purchase price with $50,000 in cash and $37,500 was paid in consideration for services rendered by Mr. Ellsworth, for and on behalf of the Company. Dan E. Christensen contributed $50,000 to the Company and was issued 200,000 shares of common stock. The average purchase price for these shares was $0.25 per share.

         Messrs. Ellsworth and Christensen were the founders of the Company and may be considered to be promoters. Other than the stock purchases described in the prior paragraph, the salary now being paid to Mr. Ellsworth, and possible future compensatory arrangements as described in "Management," these gentlemen have not received and are not entitled to receive any assets, services or other consideration from Green Plains. These gentlemen may receive, however, dividends on their common stock at the same rate and on the same terms as every other stockholder of Green Plains.

         On August 26, 2004, Steve Nicholson, a director of the Company, and his wife purchased 28,000 shares of common stock for $70,000.

         Fagen, Inc.

         Ron Fagen of Fagen, Inc. purchased 100,000 shares in our public offering through Hawkeye Companies, LLC. We entered into a Lump-Sum Design Build Contract with Fagen, Inc. The Construction Agreement is dated January 13, 2006, but it was not executed by the parties until January 22, 2006. Under the Construction Agreement, Fagen, Inc. will provide all work and services in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of the Plant and provide all material, equipment, tools and labor necessary to complete the Plant in accordance with the terms of the Construction Agreement. As consideration for the services to be performed, Fagen, Inc. will be paid $55,881,454, subject to adjustments contained in the Construction Agreement.

         Superior Ethanol, LLC

         On February 22, 2006, we acquired all of the outstanding ownership interest in Superior Ethanol, LLC. Superior has options to acquire approximately 135 acres of property in Dickinson County, Iowa, has completed a feasibility study relating to the construction of an ethanol plant on this site, the site is zoned as "heavy industrial," the site has been awarded a property tax abatement from Dickinson County, Iowa, and Superior had more than $200,000 in cash at closing. In consideration for the acquisition of Superior as a wholly owned subsidiary of the Company, we issued 100,000 shares of our restricted common stock to Brian Peterson, a director of the Company. Prior to the acquisition, substantially all of Superior was owned by Mr. Peterson.

         Board Members

         On February 22, 2006, the Company acquired Superior Ethanol, LLC. Brian Peterson is a director of the Company and was the sole owner of Superior Ethanol, LLC. Mr. Peterson was issued 100,000 shares of GPRE's common stock in consideration for said acquisition. The shares issued to Mr. Peterson are being held in escrow by the Company until certain events occur (or don't occur).

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 12, 2006, for: (i) each person who is known by us to beneficially own more than five percent of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group. On February 12, 2006 the Company had 4,220,990 shares of common stock outstanding. Each share is entitled to one vote.

                             Shares
   Name and Address      Beneficially  Percentage
of Beneficial Owner(1)     Owned(2)     of Total         Position
----------------------     --------     --------         --------

Barry Ellsworth             334,400        7.9%     President/CEO/Chairman

Dan Christensen             200,000        4.7%     Treasurer/Secretary/Director

Gary Thien (3)               19,250           *     Vice President/Director

David A. Hart (4)            19,250           *     Director

Steven Nicholson (5)         87,500        2.3%     Director

Robert D. Vavra (6)          22,000           *     Director

Brent Lorimor                 5,000           *     Director

Hersch Patton (7)            51,250        1.2%     Director

Brian Peterson (8)          100,000        2.4%     Director

Allen H. Sievertsen               0           *     General Manager

Executive Officers and      838,650       18.5%
  Directors as a Group
  (10 persons)

Wayne Hoovestol (9)         394,500        9.2%
2883 Paradise Rd. #1801
Las Vegas, Nevada

* Less than 1%.
--------------
(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the company.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3) Includes 17,000 shares and warrants exercisable for 2,250 shares.
(4) Includes 17,000 shares and warrants exercisable for 2,250 shares.
(5) Includes 76,000 shares and warrants exercisable for 11,500 shares.
(6) Includes 16,800 shares and warrants exercisable for 2,700 shares. Also includes 2,000 shares and warrants exercisable for 500 shares that Mr. Vavra owns jointly with daughters.

(7) Includes 45,000 shares and warrants exercisable for 6,250 shares.
(8) Includes 65,000 shares and warrants exercisable for 16,250 shares. Also includes 15,000 shares and warrants exercisable for 3,750 shares that Mr. Peterson owns jointly with a child.
(9) Includes 285,600 shares and warrants exercisable for 71,400 shares owned directly by Mr. Hoovestol. Also includes 30,000 shares and warrants exercisable for 7,500 shares owned by Mr. Hoovestol's wife and therefore deemed to be beneficially owned by Mr. Hoovestol.

         We have no securities authorized for issuance under equity compensation plans.

Changes in Control

         The Company is not aware of any arrangements which may result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

         We did not become subject to these Section 16(a) requirements until December 2005. As a result, our executive officers, directors and more than 10% stockholders were not required to comply with these provisions during our fiscal year ending November 30, 2005.

Executive Compensation

         During the fiscal year ended November 30, 2005, none of the Company's officers worked for the Company on a full time basis, although Mr. Ellsworth, the Company's president, has spent the majority of his time on the project from March 2004 through the end of the 2005 fiscal year. None of the officers have received any salary, wage or other compensation for services through November 30, 2005, with the exception of Mr. Ellsworth who received stock for services. When the Company was originally incorporated, Mr. Ellsworth paid a total of $87,500 for the 350,000 shares that were issued to him. In consideration for these shares, Mr. Ellsworth paid the Company $50,000 in cash, and the remaining $37,500 was paid to the Company in consideration for services rendered by Mr. Ellsworth for and on behalf of the Company. No arrangements had been made with respect to future compensation and no employment agreements existed with any officer of the Company as of November 30, 2005. However, since that time, a compensation agreement has been reached with Mr. Ellsworth, our CEO and President. The Company commenced paying Mr. Ellsworth a salary on January 1, 2006, as described below. There are presently no ongoing pension or other plans or arrangements pursuant to which remuneration is proposed to be paid in the future to any of the officers and directors of the Company. We do reimburse our officers and directors for out of pocket expenses incurred in connection with their service to the Company. It is expected that that additional employment agreements and compensation packages will be negotiated in the future.

         On December 9, 2005, the Company issued 5,000 shares of our common stock to Mr. Gary Thien for compensation for his services to the Company over the past two years. Mr. Thien is vice president and a Director of the Company.

         In February 2006, we hired Allen H. Sievertsen as our general manager for the Plant. Mr. Sievertsen is working for us on an "at will" basis. His annual salary is $150,000. He is also entitled to (i) a $50,000 bonus when the Plant first begins producing ethanol, (ii) such other bonuses and compensation as the our board of directors may award, (iii) reimbursement of moving expenses,
(iv) severance if Mr. Sievertsen's employment is terminated for any reason, other than for cause, for a period of two months if Mr. Sievertsen was employed by us for less than two years and for six months if he was employed by us for more than two years, and (iv) other insurance, vacation, and retirement plan benefits

         In January 2006, we entered into an employment arrangement with Mr. Barry Ellsworth, our CEO/President, who is now working for us on a full time basis. Mr. Ellsworth is being paid a salary of $120,000 per year. Additionally, the Company has agreed to reimburse Mr. Ellsworth for his health insurance premiums, which are approximately $350.00 per month. The Board at its discretion may increase or decrease said compensation in the future.

         We intend to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries once the Plant is completed. We expect to offer typical health and other employee benefits.

Director Compensation

         No cash fees or other consideration were paid to our directors for service on the board from inception through November 30, 2005. The Company, upon the recommendation of the Compensation Committee, recently agreed to compensate its directors in nominal amounts for attendance at board meetings and for time spent working for and on behalf of the Company. Each director is to be paid $150 for attendance at a board meeting held via telephonic conference and $300 per meeting where travel is involved and a board meeting is held in one location at which all board members (or a majority of our board members) are present. If a board member spends an entire day working for and on behalf of the Company, said board member will be eligible to receive $300 for that day's work. Our board members are to be compensated in a like manner for meetings and work performed by them in relation to the various committees of the Company. The Company also reimburses our board members for any out of pocket expenses. After the Plant in Shenandoah is operational, and/or after the Company is creating revenues of some kind, it is anticipated that the Company will adopt a reasonable compensation package for the board members.

Indemnification for Securities Act Liabilities

         Iowa law authorizes, and our Bylaws and Indemnity Agreements provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934 and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

         None of our executive officers serve on our Compensation Committee or in a like capacity in any other entity.

2.       Other Matters

Discretionary Authority

         At the time of mailing of this proxy statement, the Board was not aware of any other matters, which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

         The Company retained L.L. Bradford & Company ("LLB") as its independent auditor for the current year. LLB has acted as the Company's independent auditor since 2004. The Company expects representatives of LLB to be present at the Company's 2006 Annual Meeting of Stockholders. LLB will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of LLB will be available to respond to appropriate questions if called upon to do so.

Report of the Audit Committee of the Board of Directors

         The Company's Board has adopted a written charter for the Audit Committee, which is included as Annex A hereto.

         The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with LLB, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees), as may be modified or supplemented.

         3. The Audit Committee has received the written disclosures and the letter from LLB required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with LLB their independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005, for filing with the Securities and Exchange Commission.

         David A. Hart
         Steven Nicholson
         Robert D. Vavra
         Brent Lorimor

Audit Fees

         The aggregate fees billed for professional services rendered by our principal accountant for the audit of our financial statements, review of financial statements included in our quarterly reports and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended November 30, 2005 and 2004 were $11,500 and $3,500, respectively.

Audit Related Fees

         The aggregate fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements, other than those previously reported in this Item 14, for the fiscal years ended November 30, 2005 and 2004 were $0.00 and $0.00, respectively.

Tax Fees

         The aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended November 30, 2005 and 2004 were $ 1,000 and $ 0, respectively.

All Other Fees

         The aggregate fees billed for products and services provided by the principal accountant, other than those previously reported in this Item 14, for the fiscal years ended November 30, 2005 and 2004 were $2,950 and $0.00, respectively.

Financial Information Systems Design and Implementation Fees

         The aggregate fees billed by LLB for professional services rendered in connection with Company's financial information system and related design and implementation fees were $0.

Audit Committee

         It is the Company's policy that the Audit Committee pre-approves all audit, tax and related services. All of the services described under the prior five headings were approved in advance by our Audit Committee. No items were approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant's independence.

Notice Requirements

         Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2007 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than January 15, 2007.

Annual Report

         This Proxy Statement has been preceded or accompanied by an Annual Report. Stockholders are referred to such reports for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

         The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.


                                             By order of the Board of Directors,


                                             By  /s/ Dan Christensen
                                               --------------------------------
                                                Dan Christensen, Secretary

                                   APPENDIX A

                       GREEN PLAINS RENEWABLE ENERGY, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors of Green Plains Renewable Energy, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors (the "Board"), would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, creditors and other stakeholders relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed. Unless a chair is appointed by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee or its members are expected to meet for discussions with Company management frequently. There will be at least two formal meetings with Company management in the presence of the independent auditors. The Audit Committee will hold separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee's policies and procedures will remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

1. Develop an effective Audit Committee charter approved by the Board. Update this charter at least annually or as business developments may dictate.

2. Influence the overall Company "tone" for quality financial reporting, sound business risk controls, and ethical behavior.

3. Review and recommend to the Board the Audit Committee's choice of independent auditors and the level of fees for audits of the financial statements of the Company. Recommend dismissal when necessary. Maintain an active dialog with the independent auditors to identify and disclose any relationship or services that may impact the objectivity and independence of the auditors.

4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent auditors.

5. Emphasize the adequacy of internal controls to identify any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review the Company's policy statements to enforce adherence to its code of conduct.

6. Monitor the integrity and quality of annual and interim financial reporting to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review changes in accounting principles and concur as to their appropriateness.

         The Audit Committee on a regular basis should also monitor the integrity and quality of internal financial and operating information used by management in its decision making processes.

7. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

8.       Consider and review with the independent auditors:

         (a) Any significant findings in the independent auditors SAS 71 interim financial statement review prior to the Company's filing of its Form 10-QSB.

         (b) The adequacy of the Company's internal controls including computerized information system controls and security.

         (c) Any significant findings and recommendations of the independent auditors together with management's responses thereto.

9. Monitor compliance with the Company code of conduct and regulatory requirements, and review and assess conflicts of interest and related-party transactions.

10. Evaluate and make recommendations regarding management initiatives affecting the financing of the Company and related matters.

11.      Assess independent auditor performance.

12.      Assess Audit Committee performance.

13. Review and approve required stock exchange certifications, if any, and proxy statement disclosure.

14. Provide a report of the Audit Committee's findings that result from its financial reporting oversight responsibilities including representation that the Audit Committee has:

         a. discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended,

         b. received and reviewed the written disclosures and the letter from the independent auditors required by Independence Discussions with Audit Committees, as amended, by the Independence Standards Board,

         c.       discussed with the auditors the auditors' independence.

         This report from the Audit Committee is to be included in proxy statements filed by the Company.

         15. Conduct an annual quality discussion with the independent auditors wherein the independent auditors discuss their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in it financial reporting.

         16. Ensure that the independent auditors review interim financial statements and conduct a quality discussion with the independent auditors before the Company files its Form 10-Q or 10-QSB.

                                   APPENDIX B

                PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF
                       GREEN PLAINS RENEWABLE ENERGY, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints Barry Ellsworth as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all voting shares of stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on February 15, 2006, at the annual meeting of stockholders to be held on March 27, 2006, or any adjournment thereof.

1. Election of Nominee Director

[ ]  FOR Dave Hart for a term expiring    [ ]  WITHHOLD AUTHORITY to vote for
     at the 2008 annual meeting of             Dave Hart
     shareholders

[ ]  FOR Wayne Hoovestol for a term       [ ]  WITHHOLD AUTHORITY to vote for
     expiring at the 2008 annual meeting       Wayne Hoovestol
     of shareholders

[ ]  FOR Dan E. Christensen for a term    [ ]  WITHHOLD AUTHORITY to vote for
     expiring at the 2009 annual meeting       Dan E. Christensen
     of shareholders

[ ]  FOR R. Steven Nicholson for a term   [ ]  WITHHOLD AUTHORITY to vote for
     expiring at the 2009 annual meeting        R. Steven Nicholson
     of shareholders

[ ]  FOR Robert Vavra for a term          [ ]  WITHHOLD AUTHORITY to vote for
     expiring at the 2009 annual meeting       Robert Vavra
     of shareholders

2. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2006      _____________________________________
                                           (signature)

Please mark, sign, date and return the     _____________________________________
proxy card promptly to our offices in      (signature if held jointly)
Las Vegas, NV, to the address on the
front of the Proxy Statement, or proxy     _____________________________________
cards may be sent by facsimile to the      (print name of stockholder(s))
Company at: (702) 631.9308.